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                                                                    EXHIBIT 24-3

                           MCN INVESTMENT CORPORATION

                               DIRECTORS' CONSENT

                                 MARCH 23, 1995

         The undersigned, being all of the Directors of MCN Investment Corporation, a Michigan corporation, acting pursuant to the provisions of
Section 3.7 of the By-Laws of the Corporation, do hereby consent to the adoption of the following resolutions by the Board of Directors, to have the same force and effect as though evidenced by the unanimous vote of the Board at a meeting duly called for such purposes:

                 RESOLVED, That the officers of the Corporation, and each of them, are authorized to borrow:

                          (a) on behalf of MCN Investment Corporation or MCN Investment Corporation's subsidiaries;

                          (b) issuing promissory notes or other debt instruments to, or entering into loan and financing arrangements with, banks, insurance companies, and other parties;

                          (c) in an aggregate amount of up to $400 million for such term as the officers of the Corporation deem appropriate to meet the Corporation's permanent and working capital requirements; and

                 FURTHER RESOLVED, That the officers of the Corporation, and each of them, are authorized to execute and deliver any and all such documents on behalf of the Corporation, on such terms and conditions as they may deem necessary and appropriate to effectuate the purposes of the foregoing resolutions.
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                          RESOLVED, It is in the best interests of MCN
         Investment Corporation ("MCNIC"), to issue, from time to time, debentures, notes and/or other debt obligations (the "Debt Securities") which may be denominated or payable in or issued for an equivalent amount of foreign currencies or foreign currency units or which may be issued at original issue discount, the aggregate amount of Debt Securities hereby authorized being that amount as may result in the initial offering prices to the public for all Debt Securities aggregating up to $200 million, (determined in the case of foreign currencies or foreign currency units based upon the equivalent in U.S. Dollars).

                          FURTHER RESOLVED, That MCNIC is authorized, subject to the limitations set forth below, to create, issue and sell the Debt Securities on such terms and conditions as shall be determined by the pricing committee of directors and officers of MCNIC (the "Pricing Committee") appointed by the Board of Directors' resolutions.

                          FURTHER RESOLVED, That the Chairman of the Board, Vice Chairman, or any Vice President (an "Authorized Officer") is hereby authorized and empowered to execute and deliver on behalf of MCNIC an indenture or indentures, including one or more supplements to any indenture, in the form approved by them after consultation with counsel and other advisors, under its corporate seal to be thereto affixed and attested by its Secretary, with the Trustee or Trustees appointed, such indenture or indentures, or supplement or supplements, to be in such form and content and bear such date as may be approved by the Authorized Officer executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements.

                          FURTHER RESOLVED, That subject to the authority of the Pricing Committee to determine any discount received by, or commission paid to, any underwriters or agents, any one Authorized Officer is hereby authorized and empowered to execute from time to time, on behalf of MCNIC, an underwriting agreement or agreements or any other type of agreement between MCNIC and the underwriter or representatives of the underwriters appointed and named in such underwriting agreement or agreements providing for the sale by MCNIC and the purchase of Debt Securities by said underwriters or any agency or distribution agreements with agents from time to time providing for the solicitation of sales of the Debt Securities by such agents for the term of their appointment (and any related terms agreements).

                          FURTHER RESOLVED, That any one Authorized Officer be, and each of them hereby is, authorized, in the name and

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         on behalf of MCNIC, to execute and deliver such other agreements, documents, certificates, and instruments as may be required by any Fiduciary in connection with an indenture or as may be necessary or appropriate in connection with the issuance and sale of the Debt Securities.

                          FURTHER RESOLVED, That any one Authorized Officer, and each of them, is hereby authorized and empowered to execute the Debt Securities in temporary and definitive form, under his manual or facsimile signature and under the facsimile seal of MCNIC, attested by the manual or facsimile signature of the Secretary.

                          FURTHER RESOLVED, That the Authorized Officers of MCNIC be, and each of them hereby is, authorized, in the name and on behalf of MCNIC to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "SEC") one or more Registration Statements with respect to the Debt Securities under the Securities Act of 1933, as amended, together with all documents required as exhibits to said Registration Statement or Statements, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with the SEC with respect to the registration and offering of Debt Securities, and to take any and all actions that any such Authorized Officer shall deem necessary or advisable.

                          FURTHER RESOLVED, That it is desirable and in the best interest of MCNIC that the Debt Securities be qualified or registered for sale in various states; that any Authorized Officer of MCNIC is authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities as said officers may deem advisable; that said officers are authorized to perform on behalf of MCNIC any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from MCNIC and the approval and ratification by MCNIC of the papers and documents so executed and the actions so taken.

              FURTHER RESOLVED, That the Authorized Officers of MCNIC be, and each of them hereby is, authorized, in the





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         name and on behalf of MCNIC, to make application to such securities exchange as the officer acting shall deem necessary or appropriate for the listing thereon of any issues of Debt Securities and that each such officer, or such other person as such officer may designate, is authorized to execute and deliver any and all papers and agreements, and to do any and all things which may be necessary to effect such listing, including registration of Debt Securities under the Securities Exchange Act of 1934, as amended.

                          FURTHER RESOLVED, That the Authorized Officers of MCNIC be, and each of them hereby is, authorized, and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of MCNIC as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of MCNIC under Underwriting Agreements or Sales Agreements, selling Agency or Distribution Agreements, Indentures, the Debt Securities, any Registration Statement or any agreements related to the Debt Securities.

                   Dated as of this 23rd day of March, 1995.



Rai P. K. Bhargava                         Alfred R. Glancy III
______________________________             _________________________
Rai P. K. Bhargava                         Alfred R. Glancy III



                              William K. McCrackin
                            _______________________
                              William K. McCrackin





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